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                                                                     Exhibit 4.2

                               PETOPIA.COM, INC.


May 3, 1999


To the Purchasers of the
Series A Preferred Stock
of Petopia.com, Inc.

Re:  Right to Participate in Initial Public Offering

Ladies and Gentlemen

This letter will confirm our agreement that, subject to and in consideration of the purchase of shares of Series A Convertible Preferred Stock of Petopia.com, Inc. (the "Company") by TCV III (GP), TCV III, L.P., TCV III (Q), L.P., TCV III Strategic Partners, L.P. (the "IPO Holders"), in connection with the Company's firm commitment underwritten initial public offering (the "IPO"), the Company shall use its best efforts to cause the managing underwriter or underwriters of such IPO to offer to each IPO Holder the right to purchase at least that number of shares of capital stock of the Company determined by multiplying (a) their Pro-Rata Share by (b) the number of IPO Shares. If an IPO Holder wishes to purchase IPO Shares, it shall promptly respond to such offer within the time frame reasonably requested by the managing underwriter(s). The term "Pro- Rata Share" shall mean that fraction, the numerator of which is equal to the number of shares of Series A Convertible Preferred Stock (determined on an as-converted basis) held by such IPO Holder and the denominator of which is the total number of shares of Series A Convertible Preferred Stock (determined on an as-converted basis) held by all IPO Holders.

The term "IPO Shares" shall mean that number of shares equal to the quotient obtained by dividing $3,000,000 by the gross price per share negotiated by the Company with the managing underwriter or underwriters as reflected on the final prospectus.

To the extent that one or more of the IPO Holders does not offer to purchase its full Pro-Rata Share of the IPO Shares, the Company shall use its best efforts to cause the managing underwriter or underwriters to offer any remaining IPO Shares to the participating IPO Holders based on such holder's Pro-Rata Share. The IPO Holders shall have the right to apportion its participation in the IPO pursuant to this Letter Agreement among any of its partners, members or affiliates.
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To the Purchasers of the                                            May 3, 1999
Series A Preferred Stock of Petopia, Inc.                                Page 2


Notwithstanding the foregoing, all action taken pursuant to this Letter Agreement shall be made in accordance with all federal and state securities laws, including, without limitation, Rule 134 of the Securities Act of 1933, as amended, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulating organizations.


Very truly yours,

PETOPIA.COM, INC.


By:   /s/ Andrea C. Reisman
   ------------------------------
   Name:  Andrea C. Reisman
   Title: Chief Executive Officer
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ACKNOWLEDGED AND AGREED:

TCV III (GP)
a Delaware General Partnership
By:  Technology Crossover Management III L.L.C.,
Its: General Partner

By:  /s/ Robert C. Bensky
   --------------------------------
   Name:   Robert C. Bensky
   Title:  Chief Financial Officer


TCV III L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management III L.L.C.,
Its: General Partner

By:  /s/ Robert C. Bensky
   --------------------------------
     Name:  Robert C. Bensky
     Title: Chief Financial Officer


TCV III(Q), L.P.
a Delaware limited Partnership
By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By:   /s/ Robert C. Bensky
   --------------------------------
   Name:  Robert C. Bensky
   Title: Chief Financial Officer


TCV III Strategic Partners, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management III, L.L.C.,
Its: General Partner

By:   /s/ Robert C. Bensky
   --------------------------------
   Name:  Robert C. Bensky
   Title: Chief Financial Officer


                    SIGNATURE PAGE TO IPO ALLOCATION LETTER
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Mailing Address:

        Technology Crossover Ventures
        56 Main Street, Suite 210 Millburn, NJ 07041
        Attention: Robert C. Bensky
        Phone: (973) 467-5320
        Fax:   (973) 467-5323

with a copy to:

        Technology Crossover Ventures
        575 High Street, Suite 400
        Palo Alto, CA 943 01
        Attention. Jay C. Hoag
        Phone: (650) 614-8210
        Fax:   (650) 614-8222